Exhibit 10.36

EXECUTION VERSION

BVI GUARANTEE AND COLLATERAL AGREEMENT

Dated as of July 17, 2009

made by

NETLOGIC MICROSYSTEMS, INC.

NETLOGIC MICROSYSTEMS INTERNATIONAL LIMITED,

and

THE OTHER GRANTORS referred to herein

in favor of

SILICON VALLEY BANK,

as Administrative Agent

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TABLE OF CONTENTS

(CONTINUED)

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TABLE OF CONTENTS

(CONTINUED)

		PAGE

8.14	Additional Grantors	27

8.15	Releases	27

8.16	WAIVER OF JURY TRIAL	27

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization/Incorporation and Chief Executive Offices, etc.
Schedule 5	Equipment and Inventory Locations
Schedule 6	Intellectual Property

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BVI GUARANTEE AND COLLATERAL AGREEMENT (this “Agreement”), dated as of July 17, 2009, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of SILICON VALLEY BANK, as Administrative Agent (together with its successors, in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of June 19, 2009 (as amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among NetLogic Microsystems, Inc., a Delaware corporation (the “US Borrower”), NetLogic Microsystems International Limited, a British Virgin Islands Company (the “BVI Borrower” and, together with the US Borrower, the “Borrowers”), the Lenders party thereto and the Administrative Agent.

INTRODUCTORY STATEMENTS

WHEREAS, the Borrowers are members of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the BVI Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, certain of the Qualified Counterparties may enter into Specified Swap Agreements with the BVI Borrower;

WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor derives substantial direct and indirect benefit from the extensions of credit to the BVI Borrower under the Credit Agreement and from the Specified Swap Agreements; and

WHEREAS, it is a condition precedent to the Closing Date that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the California UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Securities Accounts and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Agreement”: as defined in the preamble hereto.

“BVI Borrower Obligations”: the BVI Obligations of the BVI Borrower.

“BVI Guarantor Obligations”: the collective reference to the BVI Obligations of the Guarantors.

“California UCC”: the Uniform Commercial Code as from time to time in effect in the State of California.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed on Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed on Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Discharge of BVI Obligations”: as defined in Section 2.1(d).

“Guarantors”: the collective reference to each Grantor other than the BVI Borrower.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property of any Grantor, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to the US Borrower or any of its Subsidiaries.

“Investment Accounts”: the collective reference to the Securities Accounts, Commodity Accounts and Deposit Accounts.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the California UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property.

“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Patent, including, without limitation, the right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to on Schedule 6.

“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to on Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to on Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Pledged Notes”: all promissory notes listed on Schedule 2 and all other promissory notes issued to or held by any Grantor.

“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the California UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to on Schedule 6.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, Internet domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to on Schedule 6, and (ii) the right to obtain all renewals thereof.

1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to the Sections and Schedules of this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. GUARANTEE

2.1 Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the BVI Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the BVI Borrower Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the BVI Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the BVI Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, and the Commitments shall have been terminated (the “Discharge of BVI Obligations”), notwithstanding that from time to time during the term of the Credit Agreement the BVI Borrower may be free from any BVI Borrower Obligations.

(e) No payment made by the BVI Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the BVI Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the BVI Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the BVI Borrower Obligations or any payment received or collected from such Guarantor in respect of the BVI Borrower Obligations), remain liable for the BVI Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Discharge of BVI Obligations.

2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the BVI Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the BVI Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the BVI Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, in each case, until the Discharge of BVI Obligations. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the BVI Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied in such order as set forth in Section 6.5 hereof irrespective of the occurrence or the continuance of any Event of Default.

2.4 Amendments, etc. with respect to the BVI Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the BVI Borrower Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the BVI Borrower Obligations continued, and the BVI Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the

Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the BVI Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the BVI Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the BVI Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the BVI Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the BVI Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the BVI Borrower or any of the Guarantors with respect to the BVI Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the BVI Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the BVI Borrower or any other Person against the Administrative Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the BVI Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the BVI Borrower for the BVI Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the BVI Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the BVI Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the BVI Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the BVI Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the BVI Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the BVI Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the BVI Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

SECTION 3. GRANT OF SECURITY INTEREST

Each Grantor hereby (and pursuant to the Share Charges, as applicable) grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s BVI Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Deposit Accounts;

(d) all Documents;

(e) all Equipment;

(f) all Fixtures;

(g) all General Intangibles;

(h) all Goods;

(i) all Instruments;

(j) all Intellectual Property;

(k) all Inventory;

(l) all Investment Property;

(m) all Letter-of-Credit Rights;

(n) all other property not otherwise described above;

(o) all books and records pertaining to the Collateral; and

(p) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirement of Law of a Governmental Authority or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except (i) to the extent that the terms in such contract, license, instrument or other document providing for such prohibition, breach, default or termination, or requiring such consent are not permitted under Section 7.14 of the Credit Agreement or (ii) to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; provided, however, that such security interest shall attach immediately at such time as such Requirement of Law is not effective or applicable, or such prohibition, breach, default or termination is no longer applicable or is waived, and to the extent severable, shall attach immediately to any portion of the Collateral that does not result in such consequences; and provided, further, that no United States intent-to-use trademark or service mark application shall be included in the Collateral to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark application under Federal law. After such period, each Grantor acknowledges that such interest in such trademark or service mark application shall be subject to a security interest in favor of the Administrative Agent and shall be included in the Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the BVI Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

4.1 Title; No Other Liens. Except for the Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Other than precautionary filings in respect of true leases, no financing statement, fixture filing or other public notice with respect to all or any part of the Collateral is on file or of record or will be filed in any public office, except such as have been filed as permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual

Property. The Administrative Agent and each other Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.2 Perfected Liens. The security interests granted to the Administrative Agent pursuant to this Agreement (i) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly (if applicable) executed form) will constitute valid and, where applicable, perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s BVI Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (ii) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law, and in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3 of the Credit Agreement. Each Grantor has the right to remove the Fixtures in which such Grantor has an interest within the meaning of Section 9-334(f)(2) of the UCC.

4.3 Jurisdiction of Organization/Incorporation; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization/incorporation, identification number from the jurisdiction of organization/incorporation (if any), and the location of such Grantor’s chief executive office or sole place of business, as the case may be, are specified on Schedule 4.

4.4 Inventory and Equipment. On the date hereof (a) the Inventory and (b) the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

4.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.6 Investment Property. (a) The shares of Pledged Stock pledged or charged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor.

(b) All the shares of the Pledged Stock of each Subsidiary of such Grantor have been duly and validly issued and are fully paid and, where applicable, nonassessable.

(c) Such Grantor is the record and beneficial owner of, and has title to, the Pledged Stock and Pledged Notes pledged or charged by it hereunder, free of any and all Liens or options in favor of, or adverse claims of, any other Person, except the security interests created by this Agreement and the Share Charges (as applicable) and Liens permitted by the Credit Agreement.

4.7 Investment Accounts. (a) Schedule 2 sets forth under the headings “Securities Accounts” and “Commodity Accounts”, respectively, all of the Securities Accounts and Commodity Accounts (each as defined in the UCC) in which each Grantor has an interest. Each Grantor, as applicable, is the sole entitlement holder of each such Securities Account and

Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent) having “control” (within the meanings of Sections 8 106 and 9 106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto;

(b) Schedule 2 sets forth under the heading “Deposit Accounts” all of the Deposit Accounts in which each Grantor has an interest and each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent) having either sole dominion and control (within the meaning of common law) or “control” (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

(c) Each Grantor has taken all actions necessary or desirable to: (i) establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any Certificated Securities (as defined in the UCC); (ii) establish the Administrative Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts; and (iii) deliver all Instruments (as defined in the UCC) to the Administrative Agent to the extent required hereunder; provided that the foregoing shall not require the delivery of a “control agreement” with respect to any Investment Account if the balance of such Investment Account is less than $500,000 individually, and the aggregate balance of all Investment Accounts that are not subject to the Administrative Agent’s perfected Lien does not exceed $1,000,000 in the aggregate.

4.8 Receivables. No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument (other than checks, drafts or other Instruments that will be promptly deposited in an Investment Account) or Chattel Paper which has not been delivered to the Administrative Agent. None of the account debtors or other obligors in respect of any Receivable in excess of $100,000 in the aggregate is the government of the United States or any agency or instrumentality thereof.

4.9 Intellectual Property. (a) Schedule 6 lists all registrations and applications for Intellectual Property (including, without limitation, registered Copyrights, Patents, Trademarks and all applications therefor) as well as all Copyright Licenses, Patent Licenses and Trademark Licenses, in each case owned by such Grantor in its own name on the date hereof.

(b) Each Grantor owns, is licensed to use, or otherwise has valid rights to use all Intellectual Property necessary for the conduct of its business as currently conducted. The use of such Intellectual Property by each Grantor does not infringe on the rights of any Person, nor are any claims pending or, to the knowledge of such Grantor, threatened to such effect, unless such infringement or claim could not reasonably be expected to have a Material Adverse Effect.

(c) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any material Intellectual Property.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Discharge of BVI Obligations:

5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than checks, drafts or other Instruments that will be promptly deposited in an Investment Account), Certificated Security or Chattel Paper evidencing an amount in excess of $250,000, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement; provided that the aggregate amount of such Instruments, Certificated Securities and Chattel Paper not delivered to the Administrative Agent pursuant to this Section 5.1, taken together with any Instruments, Certificated Securities and Chattel Paper not pledged pursuant to Section 5.1 of the US Guarantee and Collateral Agreement, shall not exceed $2,000,000 at any time.

5.2 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) insuring such Grantor, the Administrative Agent and the other Secured Parties against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the other Secured Parties.

(b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as an additional insured party or loss payee, (iii) to the extent available on commercially reasonable terms, and if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

5.3 Payment of BVI Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral (other than Liens permitted under Section 7.3 of the Credit Agreement), except that no such tax, assessment, charge, levy or claim need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

5.4 Maintenance of Security Interests; Further Documentation. (a) Such Grantor shall maintain the security interests of the Secured Parties created by this Agreement and the Share Charges (as applicable) as valid and, where applicable, perfected, security interests having at least the priority described in Section 4.2 and shall defend such security interests against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b) Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Investment Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto to the extent required hereunder.

5.5 Changes in Locations, Name, etc. Such Grantor will not, except upon 5 Business Days’ (or such shorter period as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection (if applicable) and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing the relevant new jurisdiction of organization/incorporation, location of chief executive office or sole place of business, as appropriate:

(i) change its jurisdiction of organization/incorporation, identification number from the jurisdiction of organization/incorporation (if any) or the location of its chief executive office or sole place of business, as appropriate, from that referred to in Section 4.3; or

(ii) change its name (and, in the case of NetLogic Caymans, the US Borrower shall not allow NetLogic Caymans to change its name).

5.6 Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:

(a) any Lien (other than Liens permitted under the Credit Agreement) on any of the Collateral; and

(b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.7 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate and instruments of transfer duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the BVI Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall, unless otherwise subject to a valid and, where applicable, perfected, security interest in favor of the Administrative Agent, be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the BVI Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a valid and, where applicable, perfected, security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the BVI Obligations. If any sums of money or property so paid or distributed in respect of such Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, unless otherwise subject to a valid and, where applicable, perfected security interest in favor of the Administrative Agent, hold such money or property in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the BVI Obligations.

(b) Without the prior written consent of the Administrative Agent, and except as permitted by the Credit Agreement, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and the Share Charges (as applicable) or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Capital Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Capital Stock issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Capital Stock issued by it.

5.8 Investment Accounts. On or before July 17, 2009, each Grantor shall have established the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Accounts constituting Securities Accounts, Commodity Accounts, Securities Entitlements or Uncertificated Securities (each as defined in the UCC) pursuant to Section 6.11 of the Credit Agreement. At all times after such date, with respect to any Investment Accounts consisting of Securities Accounts or Securities Entitlements, it shall enter into and shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which it shall agree to comply with the Administrative Agent’s “entitlement orders” without further consent by such Grantor. At all times, with respect to any Investment Account that is a “Deposit Account,” it shall enter into and shall cause the depositary institution maintaining such account to enter into an agreement in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Administrative Agent shall have “control” (within the meaning of Section 9 104 of the UCC) over such Deposit Account. The Administrative Agent agrees that it will only communicate “entitlement orders” with respect to any Investment Account after an Event of Default that has not been cured within the applicable cure period, if any.

5.9 Receivables. At any time after an Event of Default that has not been cured within the applicable cure period, if any, other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

5.10 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark in order to maintain such material Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such material Trademark, (iii) use such material Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such material Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a valid and, to the extent available, perfected, security interest in such mark pursuant to this Agreement, and (v) not (and not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such material Trademark may become invalidated or impaired in any way.

(b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(c) Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such material Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.

(d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e) Such Grantor will notify the Administrative Agent promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within 45 days after the last day of the fiscal quarter in which such filing occurs, or, in the case of registration of a copyright, not less than 5 Business Days prior to such registration. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the other Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each material application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

5.11 Certain Obligations of NetLogic Caymans. NetLogic Caymans shall not cause or permit the BVI Borrower to take any action that the BVI Borrower is prohibited from taking pursuant to Sections 7.4, 7.6 or 7.18 of the Credit Agreement.

SECTION 6. REMEDIAL PROVISIONS

Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Discharge of BVI Obligations:

6.1 Certain Matters Relating to Receivables. (a) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables and the Administrative Agent may curtail or terminate said authority at any time after an unwaived Event of Default that has not been cured within the applicable cure period, if any. If required by the Administrative Agent at any time after an unwaived Event of Default that has not been cured within the applicable cure period, if any, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account over which the Administrative Agent has control, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor. After an unwaived Event of Default that has not been cured within the applicable cure period, if any, each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) At the Administrative Agent’s request, after the occurrence of an Event of Default each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2 Communications with Obligors; Grantors Remain Liable. The Administrative Agent in its own name or in the name of others may at any time after an unwaived Event of Default that has not been cured within the applicable cure period, if any, communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(a) Upon the request of the Administrative Agent, at any time after an unwaived Event of Default that has not been cured within the applicable cure period, if any, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3 Investment Property. (a) Unless there shall have occurred an unwaived Event of Default that has not been cured within the applicable cure period, if any, and the Administrative Agent shall have given written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If there shall have occurred an unwaived Event of Default that has not been cured within the applicable cure period, if any, and the Administrative Agent shall have given written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the BVI Obligations in such order as set forth in Section 6.5, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Stock or Pledged Notes pledged or charged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that there has occurred an unwaived Event of Default that has not been cured within the applicable cure period, if any, and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Stock and Pledged Notes directly to the Administrative Agent.

(d) If there shall have occurred an unwaived Event of Default that has not been cured within the applicable cure period, if any, the Administrative Agent shall have the right to apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Administrative Agent.

6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the other Secured Parties specified in Section 6.1 with respect to payments of Receivables, if there shall have occurred an unwaived Event of Default that has not been cured within the applicable cure period, if any, all Proceeds received by any Grantor consisting of cash, checks, Cash Equivalents and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account over which it maintains control, within the meaning of the UCC. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the other Secured Parties) shall continue to be held as collateral security for all the BVI Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. If there shall have occurred an unwaived Event of Default that has not been cured within the applicable cure period, if any, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the BVI Obligations in the following order:

(a) First, to the payment of all costs and expenses of any sale, collection or other realization on the Collateral, including reasonable compensation to the Administrative Agent and its agents and counsel, and reimbursement for all other costs, expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith (including as described in Section 6.6 hereof), and all amounts for which Administrative Agent is entitled to indemnification hereunder and all advances made by Administrative Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement or any other Loan Document and to the payment or reimbursement of all indemnification obligations, fees, costs and expenses owing to the Administrative Agent hereunder or under the Credit Agreement or any other Loan Document, all in accordance with the terms hereof or thereof;

(b) Second, for application by it towards all other BVI Obligations, pro rata among the Secured Parties according to the amounts of the BVI Obligations then held by the Secured Parties; and

(c) Third, any balance of such Proceeds remaining after the Discharge of BVI Obligations shall be paid over to or upon the order of such Grantor or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

6.6 Code and Other Remedies. If there shall have occurred an unwaived Event of Default that has not been cured within the applicable cure period, if any, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the BVI Obligations, all rights and remedies of a secured party under the California UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the BVI Obligations, in such order as set forth in Section 6.5, and only after such application pursuant to clauses (a) and

(b) of Section 6.5 and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9615(a)(3) of the California UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7 Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the reasonable opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not, solely by virtue of its status as such, be deemed to have been made in a commercially unreasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any applicable Requirement of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8 Intellectual Property License. Solely for the purpose of enabling the Administrative Agent to exercise rights and remedies under this Section 6 and at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, an irrevocable, non-exclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by the Grantors.

6.9 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its BVI Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

SECTION 7. THE ADMINISTRATIVE AGENT

Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that:

7.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the other Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless there shall have occurred an unwaived Event of Default that has not been cured within the applicable cure period, if any.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof to the extent in compliance with this Agreement. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9207 of the California UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3 Authorization of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property, whether now owned or hereafter acquired” or any other similar collateral description in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default, as applicable. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse the Administrative Agent and each other Secured Party for all its costs and expenses incurred in collecting against such Guarantor under the guaranty contained in Section 2 of this Agreement or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Administrative Agent and of counsel to each other Secured Party.

(b) Each Guarantor agrees to pay, and to save the Administrative Agent and each other Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Guarantor agrees to pay, and to save the Administrative Agent and each other Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the BVI Borrower would be required to do so pursuant to the Credit Agreement.

(d) The agreements in this Section 8.4 shall survive repayment of the BVI Obligations and any other amounts payable under the Credit Agreement and the other Loan Documents.

8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and each other Secured Party and their respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each other Secured Party and any Affiliate thereof at any time and from time to time after an unwaived Event of Default that has not been cured within the applicable cure period, if any, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Secured Party or such Affiliate to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Secured Party may elect, against and on account of the BVI Obligations and liabilities of such Grantor to the Administrative Agent or such Secured Party hereunder and under the other Loan Documents and claims of every nature and description of the Administrative Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement or any other Loan Document, as the Administrative Agent or such Secured Party may elect, whether or not the Administrative Agent or any other Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The rights of the Administrative Agent and each other Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such other Secured Party may have.

8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the State of California, the courts of the United States of America for the Northern District of California, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among any of the Secured Parties or among the Grantors and any of the Secured Parties.

8.14 Additional Grantors. Each Subsidiary of the BVI Borrower that is required to become a party to this Agreement pursuant to Section 6.11 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.15 Releases. Upon the Discharge of BVI Obligations, the Collateral shall be released from the Liens in favor of the Administrative Agent and the other Secured Parties created hereby, this Agreement shall terminate with respect to the Administrative Agent and the other Secured Parties, and all obligations (other than those expressly stated to survive such termination) of each Grantor to the Administrative Agent or any other Secured Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the sole expense of any Grantor following any such termination, the Administrative Agent shall promptly deliver such documents as such Grantor shall reasonably request to evidence such termination.

(a) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by Section 7 of the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral, as applicable. At the request and sole expense of the BVI Borrower, a Subsidiary that is a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary shall be sold, transferred or otherwise disposed of to a Person other than a Loan Party in a transaction permitted by Section 7 the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten days, or such shorter period as the Administrative Agent may agree, prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with Section 7 of the Credit Agreement and the other Loan Documents.

8.16 WAIVER OF JURY TRIAL. EACH GRANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. WITHOUT INTENDING IN ANY WAY TO LIMIT ANY GRANTOR’S AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, each Grantor and the Administrative Agent agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by Grantors, the Administrative Agent and the Lenders (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and each Grantor hereby submits to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. Grantors shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. Grantors agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of the Administrative Agent or any Lender at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation and enforceability of this paragraph.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed as a deed and delivered as of the date first above written.

Grantors:

NETLOGIC MICROSYSTEMS, INC.

By:	/s/ Michael Tate
	Name:	Michael Tate
	Title:	Vice President and Chief Financial Officer

Executed as a deed for and on behalf of:

NETLOGIC MICROSYSTEMS CAYMANS LIMITED

By:	/s/ Michael Tate
	Name:	Michael Tate
	Title:	Director

In the presence of: /s/ Ronald Jankov

Name:	Ronald Jankov
Title:	Director

Executed as a deed for and on behalf of:

NETLOGIC MICROSYSTEMS INTERNATIONAL LIMITED

By:	/s/ Michael Tate
	Name:	Michael Tate
	Title:	Director

In the presence of: /s/ Ronald Jankov

Name:	Ronald Jankov
Title:	Director

[Signature Page to BVI Guarantee and Collateral Agreement]

SILICON VALLEY BANK, as Administrative Agent

By:	/s/
Name:
	Title:	Managing Director

[Signature Page to BVI Guarantee and Collateral Agreement]

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

Schedule 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

Issuer	Class of Capital Stock	Certificate No.	No. of Shares

Pledged Notes:

Issuer	Date of Issuance	Payee	Principal Amount

Securities Accounts:

Securities Intermediary	Address	Account Number(s)

Commodity Accounts:

Commodity Intermediary	Address	Account Number(s)

Deposit Accounts:

Depositary Bank	Address	Account Number(s)

Schedule 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

[List each office where a financing statement is to be filed]

Copyright, Patent and Trademark Filings

[List all filings]

Other Actions

In relation to the charge created by the BVI Guarantee and Collateral Agreement and the charge to be granted over the shares held by NetLogic Caymans in the BVI Borrower, the entering of the prescribed details pursuant to section 54 of the Companies Law (2007 Revision) (as amended) of the Cayman Islands into the Register of Mortgages and Charges of NetLogic Caymans upon execution of this Agreement.

In relation to the charge to be granted over the shares held by NetLogic Caymans in the BVI Borrower, the entering of a statement in the BVI Borrower’s Register of Members as follows:

“The 50 issued shares of the Company and held in the name of NetLogic Microsystems Caymans Limited have been charged by NetLogic Microsystems Caymans Limited to Silicon Valley Bank of 3003 Tasman Drive, Santa Clara, CA, 95054, United States of America (the “Chargee”) pursuant to a Share Charge dated July 17, 2009 made between NetLogic Microsystems Caymans Limited, as Chargor, NetLogic Microsystems International Limited and the Chargee. This statement and the name of the Chargee have been entered on the share register of the Company on July 17, 2009.”

In addition, the BVI Borrower shall submit its register of members for registration by the Registrar of Corporate Affairs of the British Virgin Islands pursuant to section 231 of the BVI Business Companies Act, 2004 (British Virgin Islands), and shall not file any change in the register or elect to cease registration of changes in the register without the prior written consent of the Chargee. Upon receipt from the BVI Borrower of evidence of filing the share register pursuant to section 231, the Chargee shall within 3 days provide written consent to the BVI Borrower permitting it to file a notice to elect to cease registrations of changes to the share register.

The BVI Borrower shall enter into its Register of Charges such particulars regarding the charge created by the BVI Guarantee and Collateral Agreement as are specified in section 162 of the BVI Business Companies Act, 2004 (as the same may be amended from time to time) (the “Act”) or any similar provision in any statute pursuant to which the BVI Borrower is incorporated or existing from time to time, (ii) file a notice of creation of such charge with the Registrar of Corporate Affairs of the British Virgin Islands pursuant section 163 of the Act, and (iii) submit a copy of such revised Register of Charges to its registered agent in the British Virgin Islands to keep at its registered office in the British Virgin Islands.

In relation to the charge to be granted over the shares held by the US Borrower in NetLogic Microsystems Caymans Limited to secure the BVI Obligations, the entering of the following statement into the Register of Members of NetLogic Microsystems Caymans Limited upon execution of this Agreement:

“3,400 shares held in the name of NetLogic Microsystems, Inc. (the “Chargor”) have been charged by it to Silicon Valley Bank of 3003 Tasman Drive, Santa Clara, CA, 95054, United States of America (the “Chargee”) pursuant to a Share Charge dated July 17, 2009 made between the Chargor, NetLogic Microsystems Caymans Limited and the Chargee to secure the BVI Obligations of the Chargor under a Credit Agreement dated July 17, 2009.”

In relation to the charge to be granted over the shares held by the US Borrower in NetLogic Microsystems Caymans Limited to secure the BVI Obligations, the entering of the following statement into the Register of Members of NetLogic Microsystems Caymans Limited upon execution of this Agreement:

“6,600 shares held in the name of NetLogic Microsystems, Inc. (the “Chargor”) have been charged by it, by way of second ranking equitable charge, to Silicon Valley Bank of 3003 Tasman Drive, Santa Clara, CA, 95054, United States of America (the “Chargee”) pursuant to a Share Charge dated July 17, 2009 made between the Chargor, NetLogic Microsystems Caymans Limited and the Chargee to secure the BVI Obligations of the Chargor under a Credit Agreement dated July 17, 2009.”

[Describe other actions to be taken]

Schedule 4

LOCATION OF JURISDICTION OF ORGANIZATION/INCORPORATION

AND CHIEF EXECUTIVE OFFICE, ETC.

Grantor	Jurisdiction of Organization/Incorporation	Organizational Identification Number	Location of Chief Executive Office

Schedule 5

LOCATIONS OF EQUIPMENT AND INVENTORY

Grantor	Locations

Schedule 6

COPYRIGHTS AND COPYRIGHT LICENSES

PATENTS AND PATENT LICENSES

TRADEMARKS AND TRADEMARK LICENSES

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the BVI Guarantee and Collateral Agreement, dated as of [    ], 2009 (the “Agreement”), made by the Grantors parties thereto for the benefit of SILICON VALLEY BANK, as Administrative Agent. The undersigned agrees for the benefit of each of the Administrative Agent and each of the Secured Parties as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) of the Agreement.

3. The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) and 6.7 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

Annex 1 to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of ________________, ____, made by ______________________________ (the “Additional Grantor”), in favor of SILICON VALLEY BANK, as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of June 19, 2009 (as amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among NetLogic MicroSystems, Inc., a Delaware corporation (the “US Borrower”), NetLogic Microsystems International Limited, a British Virgin Islands company (the “BVI Borrower” and, together with the US Borrower, the “Borrowers”), the Lenders and the Administrative Agent. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, in connection with the Credit Agreement, the BVI Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the BVI Guarantee and Collateral Agreement, dated as of [            ], 2009, in favor of the Administrative Agent for the benefit of the Secured Parties defined therein (the “Guarantee and Collateral Agreement”);

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, (a) hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder, and (b) hereby grants to the Administrative Agent, for the benefit of the Secured Parties, as security for the BVI Obligations of such Additional Grantor, a security interest in all of the Additional Grantor’s right, title and interest in any and to all Collateral of Additional Grantor, in each case whether now owned or hereafter acquired or in which Additional Grantor now has or hereafter acquires an interest and wherever the same may be located, but subject in all respects to the terms, conditions and exclusions set forth in the Guarantee and Collateral Agreement. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

1

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

2

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6